Exhibit 4.6








                        CONSOLTEX INTERNATIONAL INC.

                                     as
                                 Guarantor

                                    and

                              U.S. BANK, N.A.

                                    as,
                                  Trustee



                        FIRST SUPPLEMENTAL INDENTURE

                        Dated as of August 28, 2002



             11% SENIOR SUBORDINATED PAY-IN-KIND NOTES DUE 2009




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         THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental
Indenture"), dated as of August 28, 2002, is made by and among CONSOLTEX INTERNATIONAL INC., a Delaware Corporation ("New International ") and U.S. BANK, N.A., as Trustee (the "Trustee"), under the Indenture dated as of February 12, 2002 by and among Consoltex Inc., a New Brunswick, Canada corporation, Consoltex (USA) Inc., a New York corporation (together the "Issuers"), the Guarantors party thereto and the Trustee (the "Original Indenture," and, as amended by this First Supplemental Indenture, the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

                            W I T N E S S E T H:
                            -------------------

         WHEREAS, the Issuers, the Guarantors, and the Trustee are parties to the Indenture, pursuant to which the Issuers have issued their 11% Senior Subordinated Pay-In-Kind Notes Due 2009 (the "Notes") and the Guarantors have guaranteed all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis;

         WHEREAS, Consoltex International Inc, a Rhode Island corporation ("Old International ") was a Guarantor;

         WHEREAS, on March 1, 2002, Old International merged with and into New International, with New International surviving (the "Merger");

         WHEREAS, as a result of the Merger, New International assumed Old International's obligations under Old International's Guarantee of the Notes;

         WHEREAS, Section 10.03 of the Indenture provides that a Guarantor may amalgamate, consolidate with or merger with or into any other Guarantor;

         WHEREAS, New International wishes to guarantee all of the Issuers' obligations with respect to the Notes on a senior subordinated basis, effective as of immediately prior to the consummation of the Merger (the "Effective Time");

         WHEREAS, New International is duly authorized to execute and deliver this First Supplemental Indenture and to guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis;

         WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed; and

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         SECTION 1.01. New International Guarantee. New International hereby guarantees all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis as provided in 10.01 of the Indenture, effective as of the Effective Time. References in the Indenture to the term "Guarantor" or "Guarantors" shall be deemed to include New International.

         SECTION 1.02. Consent to Jurisdiction. New International irrevocably:

         (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court therefrom in any action or proceeding arising out of or relating to this First Supplemental Indenture;

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

         (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court;

         (c) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

         (d) consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to New
International, at its address maintained in the records of the Issuers; and

         (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Nothing in this Section 1.02 shall affect the right of any party hereto or any Holder to serve legal process in any other manner permitted by law or affect the right of any party hereto to bring any action or proceeding against the Issuers or any Guarantor or their respective property in the courts of other jurisdictions.

         SECTION 1.03. Effectiveness. This First Supplemental Indenture shall become effective on the date the counterparts hereto shall have been executed and delivered by each of the parties hereto and shall be effective as of the Effective Time.

         SECTION 1.04. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST
SUPPLEMENTAL INDENTURE.

         SECTION 1.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

         SECTION 1.06. Severability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.07. Trustee. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this First Supplemental Indenture.

         SECTION 1.08. No Representations by Trustee. The recitals contained herein shall be taken as the statement of New International, and the Trustee assumes no responsibility whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or for the due execution hereof by New International.

         SECTION 1.09. Assignment. All covenants and agreements of the New International, as Guarantor, and the Trustee in this First Supplemental Indenture shall bind each of their respective successors and assigns, whether so expressed or not.

         SECTION 1.10. Third-Party Beneficiaries. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture or this First Supplemental Indenture.

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         SECTION 1.11. Trust Indenture Act. If any provisions hereof limit, quality or conflict with a provision of the Trust Indenture Act of 1939, as amended from time to time (the "TIA"), required under the TIA to be a part of and govern this First Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

         SECTION 1.12. Unity. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture. The Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                          (signature pages follow)



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


         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the date and year first above written.


                                          CONSOLTEX INTERNATIONAL INC.


                                          By:  /s/ Paul J. Bamatter
                                               -----------------------------
                                               Name:  Paul J. Bamatter
                                               Title: V.P. Strategic Planning


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


                                          U.S. BANK, N.A.

                                          By:  /s/ Richard H. Prokosch
                                               -----------------------------
                                               Name:  Richard H. Prokosch
                                               Title: Vice President


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